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                                                         EXHIBIT 22 TO FORM 10-K
                                                     WESCO FINANCIAL CORPORATION
                                                FOR YEAR ENDED DECEMBER 31, 1996

                          WESCO FINANCIAL CORPORATION

                                  SUBSIDIARIES

                                            PERCENTAGE
                                            OWNED BY             STATE OF
NAME OF SUBSIDIARY                          REGISTRANT           INCORPORATION
------------------                          ----------           -------------
Wesco Holdings Midwest, Inc.  . . . . .     100%                 Nebraska
   Precision Steel Warehouse, Inc.  . .     100%                 Illinois

       Precision Steel Warehouse, Inc.,
           Charlotte Service Center . .     100%                 Delaware
       Precision Brand Products . . . .     100%                 Delaware
   Wesco-Financial Insurance Company  .     100%                 Nebraska
       Kansas Bankers Surety Company . .    100%                 Kansas
MS Property Company . . . . . . . . . .     100%                 California